SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                               _______________

                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported)  February 27, 2000


                                NISOURCE INC.
   ----------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)



        Indiana                  1-9779                    35-1719974
   ----------------------------------------------------------------------
   (State or Other            Commission File            (IRS Employer
   Jurisdiction of               Number)              Identification No.)
   Incorporation)


   801 E. 86TH AVENUE, MERRILLVILLE,                           46410
   ----------------------------------------------------------------------
   (Address of Principal Executive Offices)                  (Zip Code)


   Registrant's telephone number, including area code     (219) 853-5200
                                                       ------------------

   ______________________________________________________________________
        (Former Name or Former Address, if Changed Since Last Report)







   Item 5.   Other Events.
             -------------

        On February 27, 2000, NiSource Inc., an Indiana corporation ("NiSource"), and Columbia Energy Group, a Delaware corporation ("Columbia"), entered into an agreement and plan of merger ("Merger Agreement") under which NiSource will acquire all of the outstanding shares of Columbia (the "Acquisition"). NiSource will organize a new company ("Holdco") that will act as a holding company of NiSource and Columbia after the closing of the Acquisition. Two subsidiaries of Holdco will be organized, one of which will be merged into NiSource and the other will be merged into Columbia. Thereafter, each of NiSource and Columbia will be a wholly owned subsidiary of Holdco.

        NiSource shareholders will receive one share of common stock of Holdco ("Holdco Common Shares") for each of their shares of NiSource common stock. Columbia shareholders will receive for each of their shares of common stock of Columbia ("Columbia Common Shares") $70 in cash (together with interest thereon from February 27, 2001 until the date of closing, if the Acquisition shall not have closed by February 27, 2001) and $2.60 in face value of a unit ("SAILS{SM}" ) consisting of a forward equity contract and zero coupon debt security (and having the terms outlined in Annex A of the Merger Agreement). Alternatively, the Columbia shareholders can elect to receive, in lieu of cash and SAILS{SM} of Holdco, for up to 30% of the outstanding Columbia Common Shares, Holdco Common Shares having an average market price of $74 over a period prior to the consummation of the mergers, but no more than 4.4848 Holdco Common Shares. The transaction values Columbia
   Common Shares at approximately $6 billion. NiSource will assume approximately $2.5 billion in Columbia long-term debt.

        The Merger Agreement has been approved by the boards of directors of NiSource and Columbia. Consummation of the Acquisition is subject to certain closing conditions, including approval by the shareholders of NiSource and Columbia and various regulatory approvals. The transaction is not subject to financing. Holdco intends to register as a holding company with the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. If the NiSource shareholders do not approve the Merger Agreement, the transaction will automatically be restructured so that Columbia shareholders will receive $70 in cash plus a $3.02 face amount of SAILS{SM} issued by NiSource for each Columbia Common Share.

        The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement, which is attached as Exhibit 2.1, and is incorporated herein by reference.

   Item 7.   Financial Statements, Pro Forma Financial Information and
             Exhibits.
             ---------------------------------------------------------

   The following exhibit is filed herewith:

   2.1 Agreement and Plan of Merger dated as of February 27, 2000 by and between NiSource Inc. and Columbia Energy Group.







                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NISOURCE INC.
                                      (Registrant)



   Dated: March 3, 2000               By:  /s/ Nina M. Rausch
                                         -------------------------------
                                          Name:   Nina M. Rausch
                                          Title:  Secretary







                                EXHIBIT INDEX


   EXHIBIT NUMBER      DESCRIPTION
   -------------       -----------

        2.1 Agreement and Plan of Merger dated as of February 27, 2000 by and between NiSource Inc. and Columbia Energy Group.